UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2020

Heartland Financial USA, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue
Dubuque, Iowa 52001
(Address of principal executive offices, including zip code)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR Sec.240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 19, 2020, Heartland Financial USA, Inc. (“Heartland”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., Keefe, Bruyette & Woods, Inc. and Wells Fargo Securities, LLC, as representatives for the underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), pursuant to which, and subject to the satisfaction of the conditions set forth therein, Heartland agreed to issue and sell, and the Underwriters severally agreed to purchase, an aggregate of 4,000,000 depositary shares (the “Depositary Shares”), each representing ownership of a 1/400th interest in a share of Heartland’s 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, $1.00 par value (the “Preferred Stock”), with a liquidation preference of $10,000 per share of Preferred Stock (equivalent to $25 per Depository Share). Heartland has granted to the Underwriters an option, exercisable for 30 days, to purchase up to an additional 600,000 Depositary Shares, at the public offering price less the underwriting discount, solely to cover over-allotments, if any. The offering of the Depositary Shares pursuant to the Underwriting Agreement (the “Offering”) is being made pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on August 8, 2019 (Registration No. 333-233120).  The Offering is expected to close on June 26, 2020, subject to customary closing conditions.

The Underwriting Agreement contains representations, warranties and covenants customary in agreements of this type. These representations, warranties and covenants are not representations of factual information to investors about Heartland or its subsidiaries, and the Offering is not a representation that there has not been any change in the condition of Heartland. Heartland also agreed to indemnify the Underwriters against certain liabilities arising out of or in connection with the sale of the Depositary Shares and to contribute to payments that the Underwriters may be required to make for these liabilities.

Certain of the Underwriters and their affiliates have provided in the past to Heartland and its affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for Heartland and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Heartland intends to use the net proceeds of the Offering for general corporate purposes, which may include, without limitation, providing capital to support organic growth or growth through strategic acquisitions, financing investments, capital expenditures, investments in its subsidiary banks as regulatory capital, and repaying indebtedness.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 8.01. Other Events.

On June 19, 2020, Heartland issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

1.1
Underwriting Agreement, dated June 19, 2020, by and between Heartland Financial USA, Inc., and Raymond James & Associates, Inc., Keefe, Bruyette & Woods, Inc. and Wells Fargo Securities, LLC, as representatives for the underwriters named in Schedule A.

99.1	Press Release, dated June 19, 2020.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.

Dated: June 19, 2020	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President and Chief Financial Officer